Filed Pursuant to Rule 424(b)(5)

Registration No. 333-248279

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 27, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 3, 2020)

Shares of Common Stock

Warrants to Purchase up to              Shares of Common Stock

We are offering            shares of our common stock and accompanying warrants to purchase up to           shares of our common stock. Each share of common stock we sell will be accompanied by a warrant to purchase                shares of common stock at an exercise price of $           per share. Each share of common stock and accompanying warrant will be sold at a price of $           . We refer to the shares of common stock issued in this offering and the accompanying warrants to purchase common stock issued in this offering, collectively, as the securities. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CWBR.” On October 26, 2021, the last sale price of our common stock as reported on the Nasdaq Capital Market was $0.91 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

		Per Share and Accompanying Warrant		Total
Public offering price	$		$
Underwriting discount(1)	$		$
Proceeds, before expenses, to us	$		$

(1)	See “Underwriting” beginning on page S-13 of this prospectus supplement for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will be ready for delivery on or about October                 , 2021.

Sole Book-Running Manager

Cantor

Co-Manager

Brookline Capital Markets

a division of Arcadia Securities, LLC

The date of this prospectus supplement is         , 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants to purchase shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and warrants to purchase shares of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Company,” “CohBar,” “Registrant,” “we,” “us” and “our” refer to CohBar, Inc., a Delaware corporation. “CohBar” and all product candidate names are our common law trademarks. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contains additional trade names, trademarks and service marks of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

CohBar, Inc. is a clinical stage biotechnology company and a leader in the research and development of mitochondria based therapeutics, or MBTs, an emerging class of drugs with the potential to treat a wide range of chronic and age-related diseases, including non-alcoholic steatohepatitis, or NASH, obesity, fibrotic diseases including idiopathic pulmonary fibrosis, or IPF, acute respiratory distress syndrome, or ARDS, including COVID-19 associated ARDS, cancer, type 2 diabetes mellitus, or T2D, and cardiovascular and neurodegenerative diseases.

MBTs originate from almost two decades of research by our founders, resulting in their discovery of a novel group of mitochondrial-derived peptides, or MDPs encoded within the mitochondrial genome. Some of these naturally occurring MDPs and their analogs have demonstrated a range of biological activity and therapeutic potential in research models across multiple chronic and age-related diseases.

We are focused on building our organization, enhancing our scientific and management teams and their capabilities, planning and strategy, raising capital and the research and development of our MDPs. Our research efforts have focused on discovering and evaluating our MDPs for potential development as MBT drug candidates.

Our efforts have resulted in the identification of more than 100 previously unidentified peptides encoded within the mitochondrial genome and we have generated over 1,000 analogs of those peptides. Many of these MDPs and their analogs have demonstrated various degrees of biological activity in cell based and/or animal models and/or clinical trials relevant to a wide range of diseases, such as NASH, obesity, fibrotic diseases including IPF, ARDS, cancer and other diseases.

Recent Developments

Certain Preliminary Financial Results (Unaudited)

We have not finalized our financial statements for the quarter ended September 30, 2021. Based on our current estimates, as of September 30, 2021, we had approximately $15.0 million in cash and cash equivalents. However, this estimate is preliminary and subject to the completion of our unaudited financial statements for the three and nine months ended September 30, 2021. The actual amount that we report will be subject to our financial closing procedures and any final adjustments that may be made prior to the time our financial results for the quarter ended September 30, 2021 are finalized and filed with the Securities and Exchange Commission. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to our cash and cash equivalents and, accordingly, does not express an opinion or any other form of assurance on it. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimate and should not place undue reliance on this preliminary estimate. We assume no duty to update this preliminary estimate except as required by law.

Warrant Exercises and Expirations

During the three months ended September 30, 2021, warrants to purchase 1,404,125 shares of common stock were exercised for cash proceeds of approximately $2.0 million and warrants to purchase 3,164,052 shares of common stock expired and were cancelled.

At-the-Market Offering

On May 27, 2020, we entered into an At-the-Market Offering Sales Agreement, or the ATM, with Virtu Americas, LLC, as sales agent, pursuant to which we may sell shares of common stock with an aggregate offering price of up to $20,000,000. During the nine months ended September 30, 2021, we sold 1,657,876 shares of common stock under the ATM program for proceeds of approximately $2.9 million, net of commissions.

Corporate Information

Our Company was formed as a Delaware limited liability company on October 19, 2007. We converted to a Delaware corporation under the provisions of the Delaware Limited Liability Company Act and the Delaware General Corporation Law on September 16, 2009. Our principal executive offices are located at 1455 Adams Dr., Suite 2050, Menlo Park, CA 94025. Our telephone number is (650) 446-7888. We maintain a website at www.cohbar.com. The information contained on, connected to or that can be accessed via our website is not a part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. We have no subsidiaries. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement.

We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and nonvoting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The Offering

Securities Offered by Us	shares of common stock and accompanying warrants to purchase an aggregate of shares of common stock at an initial exercise price of $ per share. Each warrant will be exercisable immediately upon issuance and will expire five years after the date of issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise, if any, of the warrants. There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited. For additional information regarding the warrants, see “Description of Securities We are Offering — Warrants” below.

Common Stock to be Outstanding After This Offering	shares.

Use of Proceeds	We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $ million. We intend to use the net proceeds of this offering, together with our existing cash resources, for general corporate purposes, which may include funding preclinical and clinical development of our peptides, increasing our working capital, operating expenses and capital expenditures. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors,” beginning on page S-4 as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Capital Market Symbol	“CWBR”

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 62,269,427 shares of common stock outstanding as of June 30, 2021 and excludes the following:

●	10,944,413 shares of common stock issuable upon exercise of options outstanding as of June 30, 2021, with a weighted average exercise price of $1.78 per share;

●	19,368,918 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2021 at a weighted average exercise price of $1.62 per share;

●	3,280,686 shares of common stock reserved and available for future issuance under our Amended and Restated 2011 Equity Incentive Plan as of June 30, 2021;

●	500,000 shares of common stock reserved and available for future issuance under our Employee Stock Purchase Plan as of June 30, 2021; and

●	up to shares of our common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $ per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options.

Certain directors have indicated an interest in purchasing securities in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no securities in this offering to such stockholders, and such stockholders may determine to purchase more, less or no securities in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the period ended June 30, 2021, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or SEC, in the future. If any of the risks incorporated by reference or set forth below occurs, our business, operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our common stock to decline.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase securities in this offering you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in the future.

Since the price per share is higher than the net tangible book value per share of our common stock, you will suffer dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. Based on a public offering price of $       per share with accompanying warrant and our net tangible book value as of June 30, 2021, if you purchase shares of common stock and warrants to purchase common stock in this offering, you will suffer immediate dilution of $        per share with respect to the net tangible book value of the common stock. Furthermore, if outstanding options or warrants, or any warrants to be issued pursuant to this offering, are exercised, you could experience further dilution. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of common stock or common stock-related securities, including the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in material dilution to our stockholders. New investors could also gain rights, preferences and privileges senior to those of holders of our common stock. We may raise money through additional public or private offerings of our equity securities or equity-linked securities. For example, in May 2020, we entered into an ATM program with Virtu Americas LLC pursuant to which we may sell shares of our common stock from time to time, subject to certain conditions. Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock.

In connection with this offering, we, our directors and executive officers have entered into lock-up agreements for a period of 90 days following this offering. The lock-up agreements are subject to various exceptions, and we and our directors and executive officers may be released from the lock-up agreements prior to the expiration of the lock-up period at the sole discretion of the representative. See “Underwriting.” Upon expiration or earlier release of the lock-up agreements, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our common stock.

Pursuant to our Amended and Restated 2011 Equity Incentive Plan, or the Plan, our compensation committee is authorized to grant equity-based incentive awards to our directors, executive officers and other employees and service providers, including officers, employees and service providers of our subsidiaries and affiliates. Future option grants and issuances of common stock under the Plan may have an adverse effect on the market price of our common stock.

The warrants to purchase common stock in this offering may not have any value.

The warrants being offered in this offering will be exercisable for five years from the closing date at an exercise price of $          per share. In the event that the price of a share of our common stock does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

The warrants to purchase common stock in this offering do not entitle the holder to any rights as common stockholders until the holder exercises the warrant for shares of our common stock.

Until you acquire shares of our common stock upon exercise of your warrants purchased in this offering, such warrants will not provide you any rights as a common stockholder, except as set forth in the warrants. Upon exercise of your warrants purchased in this offering, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited.

The price of our common stock may not meet the requirements for continued listing on the Nasdaq Capital Market. If we fail to maintain or regain compliance with the minimum listing requirements, our common stock will be subject to delisting. Our ability to publicly or privately sell equity securities and the liquidity of our common stock could be adversely affected if our common stock is delisted.

The continued listing standards of the Nasdaq Capital Market, or Nasdaq, require, among other things, that the minimum price of a listed company’s stock be at or above $1.00. If the minimum bid price is below $1.00 for a period of more than 30 consecutive trading days, the listed company will fail to be in compliance with Nasdaq’s listing rules and, if it does not regain compliance within the grace period, will be subject to delisting. The bid price of our common stock has recently closed below the minimum $1.00 per share requirement. If we are unable to achieve and maintain the minimum bid price, we expect to receive a notification of noncompliance from Nasdaq, after which, in accordance with Nasdaq’s listing rules, we will be afforded 180 calendar days to regain compliance with the bid price requirement. In order to regain compliance, the bid price of our common stock must close at a price of at least $1.00 per share for a minimum of 10 consecutive trading days.

In such circumstance, if we fail to regain compliance, our common stock will be subject to delisting. Delisting from Nasdaq could adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Such statements include, but are not limited to, statements regarding expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, debt financing, our future results of operations and financial position, business strategies, market size, potential growth opportunities, clinical development activities, efficacy and safety profile of our product candidates, timing and results of our nonclinical studies and clinical trials, the receipt and timing of potential regulatory designations, our ability to maintain and recognize the benefits of certain designations received by product candidates, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary product candidates, the successful achievement of the goals of our collaborations, the advancement of the product candidates that are the subjects of these collaborations, the approvals and commercialization of product candidates and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement, the accompanying prospectus, in the documents incorporated herein and therein by reference or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $        million.

We intend to use the net proceeds of this offering, together with our existing cash resources, for general corporate purposes, which may include funding preclinical and clinical development of our peptides, increasing our working capital, operating expenses and capital expenditures.

Our expected use of proceeds from this offering represents our current intentions based on our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. We may also use a portion of the proceeds to license, acquire or invest in complementary businesses, technology, products or assets, however we have no current commitments to do so. As a result, our management will have broad discretion over the use of the proceeds from this offering.

Based on our current business plans, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents will be sufficient to fund our planned operations          . The amounts and timing of our actual expenditures will depend on numerous factors, including the pace and results of our research and development efforts, the timing and success of our preclinical and clinical trials, the timing and costs associated with the manufacture and supply of product candidates, the timing of regulatory submissions, any unforeseen cash needs and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, restrictions in the agreements governing any indebtedness we may enter into, general business conditions and other factors that our board of directors considers relevant.

DILUTION

If you invest in our securities, your interest will be diluted to the extent of the difference between the public offering price per share with accompanying warrant and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2021 was approximately $12.1 million, or $0.19 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2021. Dilution with respect to net tangible book value per share represents the difference between the amount per share and the Company’s warrants paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of securities offered by this prospectus supplement at the public offering price of $        per share and the Company’s warrants and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $        million, or $        per share. This represents an immediate increase in net tangible book value of $           per share to existing stockholders and immediate dilution of $        per share to purchasers of our securities in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share as of June 30, 2021	$0.19
Increase in net tangible book value per share attributable to investors purchasing our securities in this offering
As adjusted net tangible book value per share after this offering

Dilution per share to investors purchasing our securities in this offering		$

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 62,269,427 shares of common stock outstanding as of June 30, 2021 and excludes the following:

●	10,944,413 shares of common stock issuable upon exercise of options outstanding as of June 30, 2021, with a weighted average exercise price of $1.78 per share;

●	19,368,918 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2021 at a weighted average exercise price of $1.62 per share;

●	3,280,686 shares of common stock reserved and available for future issuance under our Amended and Restated 2011 Equity Incentive Plan as of June 30, 2021;

●	500,000 shares of common stock reserved and available for future issuance under our Employee Stock Purchase Plan as of June 30, 2021; and

●	up to shares of our common stock issuable upon exercise of warrants to be issued in this offering, at an exercise price of $ per share.

To the extent that outstanding options have been or may be exercised, warrants offered in this offering are exercised or other shares are issued, investors purchasing our securities in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our securities in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering              shares of our common stock and accompanying warrants to purchase up to               shares of our common stock. Each share of common stock will be accompanied by one warrant to purchase           shares of common stock at an exercise price of $        per share. Each warrant will be exercisable for five years from the closing date of the offering. This prospectus supplement also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 6 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below. This summary of some provisions of the warrants is not complete. For the complete terms of the warrants, you should refer to the form of warrant filed as an exhibit to the registration statement of which this prospectus forms a part. Pursuant to a warrant agency agreement between us and The American Stock Trust & Transfer Company, LLC, or AST, as warrant agent, the warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian, on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Each share is accompanied by a warrant to purchase        shares of our common stock at a price equal to $        per share at any time for up to five years after the date of the closing of this offering. The warrants issued in this offering will be governed by the terms of a global warrant held in book-entry form. The holder of a warrant will not be deemed a holder of our underlying common stock until the warrant is exercised.

Subject to certain limitations as described below the warrants are immediately exercisable upon issuance on the closing date and expire on the five-year anniversary of the closing date. Subject to limited exceptions, a holder of warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the shares of our Common Stock then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The warrant holders must pay the exercise price in cash upon exercise of the warrants, unless such warrant holders are utilizing the cashless exercise provision of the warrants. On the expiration date, unexercised warrants will automatically be exercised via the “cashless” exercise provision.

In addition, in the event we consummate a “fundamental transaction,” as described in the warrants and generally including a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the warrants will be entitled to receive upon exercise of such warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the warrants. Additionally, as more fully described in the warrants, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Warrant holders may exercise warrants only if the issuance of the shares of common stock upon exercise of the warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the warrants are exercised. The warrant holders must pay the exercise price in cash upon exercise of the warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the warrants (in which case, the warrants may only be exercised via a “cashless” exercise provision).

We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

Outstanding Warrants

Prior to this offering, as of June 30, 2021, we had outstanding warrants to purchase 19,368,918 shares of common stock at a weighted average exercise price of $1.62 per share with expiration dates from September 30, 2021 to June 18, 2026.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved preferred stock may enable our board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue additional preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments or payments upon liquidation.

Anti-Takeover Provisions

The provisions of Delaware General Corporation Law, or DGCL, our restated certificate of incorporation and our restated bylaws, could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

●	Board of Directors vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Stockholder action. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws.

●	Advance notice requirements for stockholder proposals and director nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

●	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

●	Choice of forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The provision does not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated                           , 2021, between us and Cantor Fitzgerald & Co., as representative of the underwriters named below (the “Representative”) and the sole book-running manager of this offering, we have agreed to sell to the underwriters and each of the underwriters has agreed, severally and not jointly, to purchase from us, the shares of common stock and accompanying warrants shown opposite its name below:

Underwriters	Number of Shares	Number of Warrants
Cantor Fitzgerald & Co.
Brookline Capital Markets, a division of Arcadia Securities, LLC
Total

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides the underwriters will purchase all of the shares of common stock and accompanying warrants if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock and accompanying warrants subject to their acceptance of the shares of common stock and accompanying warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and accompanying warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $          per share of common stock and/or warrant. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $          per share of common stock and/or warrant to certain brokers and dealers. After the offering, the Representative may change the offering price and other selling terms.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	Per Share and Accompanying Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $         . We have also agreed to reimburse the underwriters for up to $107,500 of certain of their counsels’ fees and expenses, which reimbursed fee is deemed underwriting compensation for this offering by FINRA.

Certain directors have indicated an interest in purchasing securities in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no securities in this offering to such stockholders, and such stockholders may determine to purchase more, less or no securities in this offering.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “CWBR.” There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or recognized trading system. The warrants will be issued in book-entry form pursuant to a warrant agreement between us and AST, as warrant agent.

No Sales of Similar Securities

We, our officers and our directors have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of 90 days after the date of the underwriting agreement:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, any shares of common stock, options or warrants to acquire shares of common stock or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,

●	enter into any swap, hedge or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of common stock, options or warrants to acquire shares of common stock or securities exchangeable or exercisable for or convertible into shares of common stock, or

●	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Cantor Fitzgerald & Co.

In addition, we and each such person agree that, without the prior written consent of Cantor Fitzgerald & Co., we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock, options or warrants to acquire shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

Cantor Fitzgerald & Co. may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements.

Market Making, Stabilization and Other Transactions

The Representative may make a market in the common stock as permitted by applicable laws and regulations. However, the Representative is not obligated to do so, and the Representative may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase securities offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Notice to Investors

Australia

This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Australia’s Corporations Act 2001 (Cth) (the “Corporations Act”) of Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this document in Australia:

You confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this document for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to the offer described herein in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Member State at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Member State who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Member State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase, or subscribe for, any securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In Member States, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (“Qualified Investors”). This document must not be acted on or relied on in any Member State by persons who are not Qualified Investors. Any investment or investment activity to which this document relates is available in any Member State only to Qualified Investors and will be engaged in only with such persons.

Hong Kong

No securities have been, may be or will be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding UP and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been issued or may be issued or will be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This document has not been and will not be registered with the Registrar of Companies in Hong Kong. Accordingly, this document may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this document and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended) (the “FIEA”), and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This document has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and where (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 , or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA. In the event that you are not an investor falling within any of the categories set out above, please return this document immediately.  You may not forward or circulate this document to any other person in Singapore.

No offer is made to you with a view to the securities being subsequently offered for sale to any other party.  There are on-sale restrictions that may be applicable to investors who acquire securities.  As such, investors are advised to acquaint themselves with the provisions of the SFA relating to resale restrictions and comply accordingly.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the securities under Section 275 of the SFA except:

●	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

●	where no consideration is given for the transfer;

●	where the transfer is by operation of law;

●	as specified in Section 276(7) of the SFA; or

●	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the issuer or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offer described herein to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the UK Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(i)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”),

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the United Kingdom who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with the issuer and the underwriters that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of securities contemplated in this document.

The issuer and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of United Kingdom law by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this document is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation who are also: (i) persons who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) persons falling within Article 49(2) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom only to relevant persons and will be engaged in only with such persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) may only be communicated or caused to be communicated in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply. All applicable provisions of the FSMA and the Order must be complied with in respect of anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the securities offered hereby and certain legal matters in connection with this offering will be passed upon by Fenwick & West LLP, Seattle, Washington.  The underwriters are being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the accompanying prospectus and registration statement of which it is a part and the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the accompanying prospectus and the registration statement of which it is a part are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract or other document.

We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 1455 Adams Dr., Suite 2050, Menlo Park, CA 94025, during normal business hours.

Information about us is also available at our website at www.cohbar.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021, as amended by our Annual Report on Form 10-K/A, filed with the SEC on June 2, 2021;

●	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on May 17, 2021, and June 30, 2021, filed with the SEC on August 12, 2021;

●	Current Reports on Form 8-K filed on April 27, 2021, June 21, 2021, August 10, 2021 (with respect to Item 8.01), August 17, 2021 and September 15, 2021;

●	our Definitive Proxy Statement on Schedule 14A for our 2021 annual meeting of stockholders filed with the SEC on April 30, 2021;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 13, 2017 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate). Written or oral requests for copies should be directed to CohBar, Inc., Attn: Corporate Secretary, 1455 Adams Drive, Suite 2050, Menlo Park, California 94025, and our telephone number is (650) 446-7888. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and accompanying prospectus.

PROSPECTUS

$100,000,000

CohBar, Inc.

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

From time to time, we may offer up to $100,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $100,000,000.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CWBR.” On August 21, 2020 the last reported sales price for our common stock was $1.40 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.

Common stock, preferred stock, debt securities, warrants, subscription rights and/or units may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer have authorized anyone to give you any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “CohBar,” the “Company,” “we,” “us,” and “our” refer to CohBar, Inc., a Delaware corporation.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Forward-Looking Statements.”

Our Company

CohBar, Inc. is a clinical stage biotechnology company and a leader in the research and development of mitochondria based therapeutics, or MBTs, an emerging class of drugs with the potential to treat a wide range of chronic and age-related diseases, including non-alcoholic steatohepatitis, or NASH, obesity, cancer, fibrotic diseases including IPF, acute respiratory distress syndrome, or ARDS, including COVID-19 associated ARDS, type 2 diabetes mellitus, or T2D, and cardiovascular and neurodegenerative diseases.

MBTs originate from almost two decades of research by our founders, resulting in their discovery of a novel group of mitochondrial-derived peptides, or MDPs encoded within the mitochondrial genome. Some of these naturally occurring MDPs and their analogs have demonstrated a range of biological activity and therapeutic potential in research models across multiple diseases associated with aging.

We are focused on building our organization, enhancing our scientific and management teams and their capabilities, planning and strategy, raising capital and the research and development of our MDPs. Our research efforts have focused on discovering and evaluating our MDPs for potential development as MBT drug candidates.

Our efforts have resulted in the identification of more than 100 previously unidentified peptides encoded within the mitochondrial genome and generated over 1,000 analogs. Many of these MDPs and their analogs have demonstrated various degrees of biological activity in cell based and/or animal models relevant to a wide range of diseases, such as NASH, obesity, cancer, fibrotic diseases including IPF, T2D and cardiovascular and neurodegenerative diseases.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights for the purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

* * *

Our Company was formed as a Delaware limited liability company on October 19, 2007. We converted to a Delaware corporation under the provisions of the Delaware Limited Liability Company Act and the Delaware General Corporation Law on September 16, 2009. Our principal executive offices are located at 1455 Adams Dr., Suite 2050, Menlo Park, CA 94025. Our telephone number is (650) 446-7888. We maintain a website at www.cohbar.com. The information contained on, connected to or that can be accessed via our website is not a part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. We have no subsidiaries.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.

Such statements include, but are not limited to, statements regarding expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, debt financing, our future results of operations and financial position, business strategies, market size, potential growth opportunities, clinical development activities, efficacy and safety profile of our product candidates, timing and results of our nonclinical studies and clinical trials, the receipt and timing of potential regulatory designations, our ability to maintain and recognize the benefits of certain designations received by product candidates, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary product candidates, the successful achievement of the goals of our collaborations, the advancement of the product candidates that are the subjects of these collaborations, the approvals and commercialization of product candidates and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus, in documents incorporated by reference into this prospectus or any free writing prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 1455 Adams Drive, Suite 2050, Menlo Park, California 94025, during normal business hours.

Information about us is also available at our website at www.cohbar.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020, including certain information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2020 annual meeting of stockholders, filed with the SEC on April 29, 2020;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed with the SEC on May 14, 2020, and June 30, 2020, filed with the SEC on August 13, 2020;
●	our Current Reports on Form 8-K filed on March 30, 2020, May 13, 2020, May 27, 2020, June 18, 2020 and July 9, 2020;
●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 13, 2017 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and
●	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to CohBar, Inc., Attn: Corporate Secretary, 1455 Adams Drive, Suite 2050, Menlo Park, California 94025, and our telephone number is (650) 446-7888. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research, preclinical and clinical development of our product candidates, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through the Nasdaq Capital Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

●	the terms of the offer;
●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
●	the purchase price of the securities from us;
●	the net proceeds to us from the sale of the securities;
●	any delayed delivery arrangements;
●	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;
●	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
●	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
●	any public offering price; and
●	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 180,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Third Amended and Restated Certificate of Incorporation, as amended, or restated certificate of incorporation, and Amended and Restated Bylaws, or restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

As of August 20, 2020, there were 45,663,409 shares of our common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. For more information about our dividend policy, see “Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus.

Voting rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, provided that holders of common stock are not entitled to vote on amendments to our certificate of incorporation related solely to the terms of one or more outstanding series of preferred stock if the holders of such series are entitled to vote thereon, unless required by law. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation, which means that holders of a majority of the shares of our common stock are able to elect all of our directors.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Warrants

As of August 20, 2020, we had outstanding warrants to purchase an aggregate of 4,887,223 shares of our common stock at a weighted average exercise price of $1.99 per share.

Anti-Takeover Provisions

The provisions of Delaware General Corporation Law, or DGCL, our restated certificate of incorporation and our restated bylaws, could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

●	Board of Directors vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
●	Stockholder action. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws.
●	Advance notice requirements for stockholder proposals and director nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
●	No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.
●	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.
●	Choice of forum. Our restated certificate of incorporation provides that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is AST Trust Company (Canada).

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CWBR.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

●	the title of the series;
●	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
●	any limit on the aggregate principal amount;
●	the date or dates on which principal is payable;
●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
●	the place or places where principal and, if applicable, premium and interest, is payable;
●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
●	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●	the currency of denomination;
●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;
●	the provisions, if any, relating to any collateral provided for such debt securities;
●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
●	any events of default, if not otherwise described below under “Events of Default”;
●	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;
●	the conversion or exchange period;
●	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
●	events requiring adjustment to the conversion or exchange price;
●	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
●	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

●	we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and
●	immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;
●	we fail to pay any interest within 30 days after it becomes due;
●	we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and
●	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
●	all lawful interest on overdue interest and overdue principal has been paid; and
●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
●	the trustee fails to institute a proceeding within 60 days after such request; and
●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
●	to provide for certificated debt securities in addition to uncertificated debt securities;
●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
●	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
●	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
●	reduce the principal of or change the stated maturity of the debt securities;
●	make any debt security payable in money other than that stated in the debt security;
●	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
●	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1.	to register the transfer or exchange of such debt securities;
2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
3.	to compensate and indemnify the trustee; or
4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;
●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;
●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;
●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and
●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;
●	the offering price for the debt warrants, if any;
●	the aggregate number of the debt warrants;
●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
●	the dates on which the right to exercise the debt warrants will commence and expire;
●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
●	information with respect to book-entry procedures, if any;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material U.S. federal income tax considerations;
●	the antidilution provisions of the debt warrants, if any;
●	the redemption or call provisions, if any, applicable to the debt warrants;
●	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and
●	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;
●	the offering price for the warrants, if any;
●	the aggregate number of warrants;
●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
●	the dates on which the right to exercise the warrants shall commence and expire;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material U.S. federal income tax considerations;
●	the antidilution provisions of the warrants, if any;
●	the redemption or call provisions, if any, applicable to the warrants;
●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
●	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent, or receive dividends;
●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
●	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
●	the number of subscription rights to be issued to each stockholder;
●	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
●	the extent to which the subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, Seattle, Washington, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

Shares of Common Stock

Warrants to Purchase up to               Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Cantor

Co-Manager

Brookline Capital Markets

a division of Arcadia Securities, LLC

                 , 2021